                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 333-119829, 33-80871, 33-99148 and 33-98150) of
Transpro, Inc. of our report dated June 22, 2004 relating to the statement of net assets available for benefits at December 31, 2003, and the related statement of changes in net assets available for benefits for the year ended
December 31, 2003 of the Transpro, Inc. 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 28, 2005

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